Exhibit 99.1



                     GENELABS TECHNOLOGIES, INC. REPORTS

                     FIRST QUARTER 2005 FINANCIAL RESULTS

REDWOOD CITY, Calif. - May 10, 2005 - Genelabs Technologies, Inc.
(Nasdaq:GNLB) today reported revenues of $1.7 million and a net loss of $2.8 million, or $0.03 per share for the first quarter of 2005. This compares to revenues of $0.7 million and a net loss of $4.8 million, or $0.05 per share for the first quarter of 2004.

At March 31, 2005, Genelabs had $21.6 million in cash, cash equivalents and restricted cash.

"Financial results for the first quarter of 2005 were in-line with our expectations, and we closed the quarter with cash sufficient to fund our operations approximately into the third quarter of 2006 at our current rate of spending," stated James A. D. Smith, President and Chief Executive Officer. "Our drug discovery teams continue to make significant progress as we seek to discover new treatments for infection with the hepatitis C virus. We are particularly excited about a chemical class recently discovered by Genelabs scientists working on our non-nucleoside HCV polymerase program which has shown exceptional potency. Compounds from this series show potency in our cell-based assays at concentrations at or below 50 nanomolars and have also demonstrated favorable drug metabolism and pharmacokinetic properties. Regarding Prestara(TM), our investigational new drug for lupus, our drug development team is preparing reports on the results of the recent clinical trials for a possible meeting with the FDA to discuss the future course of this project."

About Genelabs Technologies
Genelabs Technologies, Inc. is a biopharmaceutical company focused on the discovery and development of pharmaceutical products to improve human health. We have built drug discovery and clinical development capabilities that can support various research and development projects. Genelabs is currently concentrating its capabilities on developing a late-stage product for lupus, discovering novel compounds that selectively inhibit replication of the hepatitis C virus and advancing preclinical development of compounds from this hepatitis C virus drug discovery program. We believe that these high-risk, potentially high reward programs focus our research and development expertise in areas where we have the opportunity to generate either first-in-class or best-in-class products that will address diseases for which current therapies are inadequate. For more information, please visit www.genelabs.com.

Note: Genelabs(R) and the Genelabs logo are registered trademarks and Prestara(TM) is a trademark of Genelabs Technologies, Inc.

NOTE ON FORWARD LOOKING STATEMENTS AND RISKS: This press release contains forward-looking statements including statements regarding the progress of Genelabs' hepatitis C virus research programs, future actions regarding Prestara, and how long our cash will fund operations. These forward-looking statements are based on Genelabs' current expectations and are subject to uncertainties and risks that could cause actual results to differ materially from the statements made. Uncertainties and risks include, without limitation, failures or setbacks in our collaboration with Gilead or in our HCV research programs; progress and announcements by competitors regarding their HCV programs; fluctuations in Genelabs' stock price; regulatory problems or delays regarding Prestara; failure of shareholders to approve the proposed reverse stock split; events which reduce Genelabs' future prospects, thus negating any advantage that may be anticipated from a reverse stock split; de-listing from the Nasdaq national market, increases in expenses and Genelabs' capital requirements and history of operating losses. Please see the information appearing in the Genelabs' filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, under the captions "Risk Factors" and "Forward-Looking Statements" for more discussion regarding these uncertainties and risks and others associated with the company's research programs, early stage of development and other risks which may affect the company or cause actual results to differ from those included in the forward-looking statements. Genelabs does not undertake any obligation to update these forward-looking statements or risks to reflect events or circumstances after the date of this release.

                          GENELABS TECHNOLOGIES, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (In thousands)


                                                                          March 31,                December 31,
                                                                            2005                      2004
                                                                     ------------------        -------------------
                                                                        (Unaudited)                   Note 1

                                                       ASSETS
Cash, cash equivalents and restricted cash                                $ 21,599                   $ 26,508
Other current assets                                                           506                        824
Property and equipment, net                                                    997                      1,091
Long-term investment                                                           960                        960
                                                                     ------------------        -------------------

                                                                          $ 24,062                   $ 29,383
                                                                     ==================        ===================

                                        LIABILITIES AND SHAREHOLDERS' EQUITY

Total liabilities                                                          $13,947                   $ 16,436
Shareholders' equity                                                        10,115                     12,947
                                                                     ------------------        -------------------

                                                                          $ 24,062                   $ 29,383
                                                                     ==================        ===================


Note 1: Derived from audited financial statements

                                        GENELABS TECHNOLOGIES, INC.
                              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In thousands, except per share amounts)
                                                (Unaudited)


                                                                        For the three months ended
                                                                                March 31,
                                                               ---------------------------------------------
                                                                      2005                      2004
                                                               -------------------       -------------------

Revenue                                                                  $ 1,722                     $ 689
                                                               -------------------       -------------------

Operating expenses
         Research and development                                          3,262                     4,204
         General and administrative                                        1,421                     1,583
                                                                -------------------       -------------------
              Total operating expenses                                     4,683                     5,787
                                                               -------------------       -------------------

Operating loss                                                            (2,961)                   (5,098)
Interest income                                                              120                        53
                                                               -------------------       -------------------
Loss from continuing operations                                           (2,841)                   (5,045)

Income from discontinued operations
   of diagnostics subsidiary                                            -                       262
                                                               -------------------       -------------------

Net loss                                                                $ (2,841)                 $ (4,783)
                                                               ===================       ===================

Loss per common share from continuing operations                         $ (0.03)                 $  (0.06)
                                                               ===================       ===================

Net loss per common share, basic and diluted                             $ (0.03)                 $  (0.05)
                                                               ===================       ===================

 Weighted average shares outstanding                                      88,502                    87,690
                                                               ===================       ===================
